                                                                EXHIBIT 10.50(k)

--------------------------------------------------------------------------------




                                   AMD HOLDING
                   RESEARCH, DESIGN AND DEVELOPMENT AGREEMENT

                               Dated 11 March 1997

                                     between

                            AMD SAXONY HOLDING GMBH,

                                       and

                          ADVANCED MICRO DEVICES, INC.



--------------------------------------------------------------------------------

                                   AMD HOLDING
                              RESEARCH, DESIGN AND
                             DEVELOPMENT AGREEMENT

THIS AMD HOLDING RESEARCH, DESIGN AND DEVELOPMENT AGREEMENT (this "Agreement") dated as of 11 March, 1997 is entered into between AMD SAXONY HOLDING GmbH, a limited liability company organized and existing under the laws of Germany and registered in the Commercial Register of the Dresden County Court, HRB 13931 ("AMD Holding"), and ADVANCED MICRO DEVICES, INC., a corporation organized and
  -----------
existing under the laws of the State of Delaware, U.S.A. ("AMD Inc.").
                                                           --------

WHEREAS, AMD Saxony Manufacturing GmbH ("AMD Saxonia") is a wholly-owned
                                         -----------
Subsidiary of AMD Holding, which in turn is a wholly-owned Subsidiary of AMD Inc., and

WHEREAS, AMD Saxonia, AMD Holding and AMD Inc. (together, the "AMD Companies")
                                                               -------------
are currently involved in the initial planning stages of a project pursuant to which AMD Saxonia will construct, own and operate inter alia a Plant to manufacture Wafers using high-volume semiconductor Wafer fabrication processes along with an adjoining Design Center, each of which is to be located in Dresden, Germany, and

WHEREAS, it is expected that the Design Center will employ qualified individuals, mostly hired from local colleges, universities and technical institutes and having advanced educational degrees, to conduct bona fide research on advanced semiconductor products and on the redesign and development of variants of existing semiconductor products, and

WHEREAS, this research is expected to focus on system architecture of microprocessors, circuit designs and improvements of computation and compression algorithms, and the products involved are expected to cover a range of advanced logic devices such as microprocessors and circuits for telecommunications and multimedia applications, and

WHEREAS, AMD Inc. is engaged in research, development, design, manufacturing and marketing of semiconductor products, and

WHEREAS, concurrently herewith AMD Holding and AMD Saxonia are entering into an AMD Saxonia Research, Design and Development Agreement (as amended, supplemented or otherwise modified from time to time, the "AMD Saxonia Research Agreement"),
                                              ------------------------------
pursuant to which AMD Holding will obtain, and AMD Saxonia will provide, assistance in the area of research, design and development of semiconductor products, and

WHEREAS, AMD Inc. wishes to obtain assistance in the area of research, design and development of semiconductor products from AMD Holding, and AMD Holding is willing to provide such assistance, in each case on the terms and subject to the conditions of this Agreement, and

WHEREAS, concurrently herewith (i) AMD Holding and AMD Saxonia are entering into that certain AMD Saxonia Wafer Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the "AMD Saxonia Wafer Purchase
                                           --------------------------
Agreement"), and (ii) AMD
---------

Saxonia, AMD Holding and AMD Inc. are entering into that certain License Agreement (as amended, supplemented or otherwise modified from time to time, the "License Agreement"), and
 -----------------

WHEREAS, capitalized terms not defined herein shall have the meaning assigned to them in the AMD Saxonia Research Agreement.

NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties hereby agree as follows:


                                    ARTICLE I
                                Statement of Work

     (a) On the terms and subject to the conditions provided herein, (i) AMD Inc. hereby retains AMD Holding to provide, or to arrange for AMD Saxonia to provide, research, design and development services ("Services") related
                                                             --------
     to semiconductor products to or for the benefit of AMD Inc. or, at its request, to or for the benefit of Fujitsu AMD Semiconductor Limited ("FASL") or Subsidiaries of AMD Inc. other than AMD Holding and AMD
       ----
     Saxonia, and (ii) AMD Holding hereby agrees to use its reasonable commercial efforts to provide, or to arrange for AMD Saxonia to provide, the Services. In furtherance of the foregoing, AMD Holding shall furnish, or shall cause AMD Saxonia to furnish, all personnel, facilities, labor, materials, tools, equipment and supervision as may be necessary and commercially reasonable to provide, or to arrange for AMD Saxonia to provide, the Services, including without limitation to research, design and develop custom circuits, schematics and layouts, and to perform such other activities, as AMD Inc. shall from time to time reasonably request (the "Design Activity"); it being understood and agreed that, for all purposes
      ---------------
     of this Agreement, the Services and the Design Activity shall be in all respects comparable and consistent with the "Services' and the "Design Activity" under, and as defined in, the AMD Saxonia Research Agreement.

     (b) AMD Inc. acknowledges that AMD Holding's obligation is to use its reasonable commercial efforts to provide, or to arrange for AMD Saxonia to provide, the Services and Design Activities, and that AMD Holding therefore does not undertake and cannot guarantee that the results of the Services and Design Activities will achieve the goals set therefor or that such results will have any commercial value. AMD Inc. further acknowledges and agrees that AMD Holding shall not be required at any time to take any steps hereunder to provide the Services and/or Design Activities to the extent such steps at such time could reasonably be expected to delay the "Completion Date" under, and as defined in, the AMD Saxonia Wafer Purchase
      ---------------
     Agreement.

     (c) AMD Holding further agrees, during the term of this Agreement, (i) only to perform Services and engage, or to arrange for AMD Saxonia to perform and engage, in Design Activities specifically requested by AMD Inc. which request may be made by AMD Inc., FASL or one of AMD Inc.'s Subsidiaries acting pursuant to authorization from AMD Inc. hereunder and (ii) not to provide research, design and development services for persons or entities other than AMD Inc., its Subsidiaries or FASL, without the prior consent of AMD Inc.

     (d) AMD Holding and AMD Inc. agree that this Agreement is limited to research, design and development of semiconductor products. AMD Holding further agrees that during the term of this Agreement it shall cause AMD Saxonia to comply with AMD Saxonia's obligations under the AMD Saxonia Research Agreement.


                                   ARTICLE II
                                    Payments

     (a) AMD Inc. agrees to pay AMD Holding for the Services and Design Activities performed under this Agreement an amount equal to the amount charged to AMD Holding under the AMD Saxonia Research Agreement, plus Value Added Tax, if applicable.

     (b) AMD Inc. will authorize the commencement of Services at such time as AMD Holding is able to cause AMD Saxonia to perform the Services contemplated under the AMD Saxonia Research Agreement, but in any event no later than when the Design Center is completed to AMD Holding's reasonable satisfaction. The parties may agree that the Services and Design Activity may be phased in over a period of time prior to the completion of the Design Center.

     (c) AMD Holding shall within 30 days after the end of each of its fiscal months, provide AMD Inc. with an installment invoice in respect of such fiscal month detailing the Services rendered and the Design Activity undertaken and specifying costs with respect to such Services and Design Activity, and the amount payable by AMD Inc. under this Article II with
                                                             ----------
     respect thereto. Some of these costs may be estimated, budgeted or accrued costs, but shall be subject to a quarterly adjustment to reflect actual costs when finally determined.

     (d) Under this Agreement, invoices shall be rendered and payments shall be made in the lawful currency of the Federal Republic of Germany ("DM").
                                                                      --
     Invoices shall be paid in full within thirty (30) days of the receipt of such invoice. Payments under this Agreement from AMD Inc. to AMD Holding shall be made by wire transfer deposited into [*], or such other account of AMD Holding specified by AMD Holding with the prior written consent of the Agent (a copy of which consent shall be delivered by AMD Holding to AMD Inc.) with not less than 15 days written notice to AMD Inc. All amounts under this Agreement not paid when due from AMD Inc. shall bear interest at the rate of 7.0% per annum from the date due until paid, calculated on the basis of actual days and months elapsed. Accrued interest hereunder shall be due and payable at the end of each calendar month.

     (e) The obligations of AMD Inc. hereunder, including, without limitation, the obligation to pay for any Services or Design Activity performed by or on behalf of AMD Holding, are intended to be absolute and unconditional. The parties hereto hereby expressly acknowledge, agree, and understand that the payment by AMD Inc. of all amounts payable by it hereunder shall in no way be prevented, delayed, or otherwise affected as a result of any dispute between the parties (or between any of their Affiliates) nor by any breach of this Agreement or any other agreement entered into in connection herewith and/or any

* CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     adverse change in the financial or economic condition of AMD Holding, AMD Saxonia or any Affiliate thereof, including situations or conditions which would render any or all of AMD Holding, AMD Saxonia or any Affiliate thereof in liquidation, bankruptcy, or any kind of insolvency. All obligations of AMD Inc. under or in connection with this Agreement shall be paid and performed in all events in the manner and at the times herein provided, irrespective of and without prejudice to, any rights or remedies that are available to AMD Inc. under any other agreements or any applicable laws. The foregoing notwithstanding, AMD Inc. shall be entitled to setoff, and to raise rights of retention, in respect of payment claims due from it hereunder only to the extent its counterclaim is undisputed by AMD Holding or has been the subject of a final, binding arbitral or court decision.

     (f) AMD Holding shall keep and maintain, in accordance with German generally accepted accounting principles, books of account and other records with respect to the costs and other amounts charged by AMD Holding to AMD Inc. under this Agreement.

     (g) AMD Inc. shall, upon reasonable written notice to AMD Holding, have a right to perform special audits of AMD Holding by either outside auditors or one or more of the internal auditors of the AMD Companies, at AMD Inc.'s own cost. In addition, AMD Holding shall cause AMD Saxonia to permit AMD Inc. to perform special audits of AMD Saxonia by either outside auditors or one or more of the internal auditors of the AMD Companies, at AMD Inc.'s own cost. The scope of the foregoing audits shall not be limited in any manner.

     (h) AMD Holding and AMD Inc. agree that the purpose of this Agreement and the related Services and Design Activity is the creation of intellectual property. However, from time to time, such intellectual property may be transferred in the form of tangible personal property. The transfer of any tangible personal property is solely for the purpose of conveying or exchanging intellectual property or "Ideas". Examples of such tangible
                                          -----
     personal property may include, but are not limited to, magnetic tapes, pattern generation tapes, test tapes, schematic diagrams, prototypes and prototype tooling. Both parties agree that, in the aggregate, the fair market value of such tangible property transferred to AMD Inc. shall not exceed U.S. $5,000 dollars per year. The provisions of this paragraph are intended solely for valuation purposes under the various state sales and use tax rules in the U.S.A. and do not in any way alter the compensation provisions of this Article II, which is the sole and controlling provision
                        ----------
     for the compensation to AMD Holding for the Services and Design Activities under this Agreement.


                                   ARTICLE III
                         Work Performed Outside Germany

     (a) The parties recognize that to implement the intent and purpose of this Agreement, and to bring the research, design and development efforts of AMD Holding to the stage at which production of semiconductor products is possible, essential work related to the Design Activity which AMD Holding is unable to perform may have to be performed directly by AMD Inc. at AMD Inc. facilities outside Germany.

     (b) It is expressly agreed that all cost for work performed by or on behalf of AMD Inc., at any facility other than the Design Center, will be absorbed by AMD Inc. and will not be charged back to AMD Holding.


                                   ARTICLE IV
                            Changes in Specifications

     (a) AMD Inc. may from time to time request changes in the specifications of semiconductor products undergoing research, design and development during the course of the Design Activity, which request may be made by AMD Inc., FASL or one of AMD Inc.'s Subsidiaries acting pursuant to authorization from AMD Inc. AMD Inc. acknowledges that such changes may result in additional delays as well as alteration of designs, drawings, materials, and other items used in the development process and consequently may result in changed costs or delay, that such changed costs may be included in the amounts payable to AMD Saxonia by AMD Holding and, consequently, payable to AMD Holding by AMD Inc. pursuant to Section (a) of Article II hereof and
                                                        ----------
     that AMD Holding shall have no liability or obligation as a result of any such delays.

     (b) AMD Holding will use its reasonable commercial efforts to inform AMD Inc. of the changes in cost in sufficient time to authorize or approve such changed costs before they are incurred provided that the failure by AMD
                                            --------
     Holding to do so will not excuse AMD Inc. of the obligation to compensate AMD Holding in respect of any such changes in cost.


                                    ARTICLE V
                      Effective Date: Term and Termination

     (a) This Agreement shall become effective on the date hereof and shall terminate on the earliest of (i) the Loan Agreement Termination Date and
     (ii) any date upon which the AMD Holding Wafer Purchase Agreement terminates in accordance with its terms.

     (b) The provisions of Articles V(c), XV, XVII, XVIII, XIX, and XX of this
                           ------------------------------  ---      --
     Agreement shall survive any termination of this Agreement.

     (c) Within 30 days after termination of this Agreement, AMD Holding shall send a final invoice to AMD Inc. for any uninvoiced Services or Design Activity. Such invoice shall be paid in accordance with the payment provisions set forth in Section (d) of Article II hereof.
                                            ----------

                                   ARTICLE VI
                         Representations and Warranties

AMD Inc. represents and warrants to AMD Holding as follows:

     (a) Organization; Corporate Power. AMD Inc. is a corporation duly
         -----------------------------
     incorporated, validly existing, and in good standing under the laws of the State of Delaware; AMD Inc. is duly qualified or licensed and (where the term has a technical meaning) is in good standing as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification or licensing is required, except for such jurisdictions where the failure to be so qualified or licensed will not materially adversely affect its financial condition, business, operations, or prospects; and AMD Inc. has all requisite corporate power and authority (i) to own, operate, and lease its assets and properties and to carry on the business in which it is engaged and in which it currently proposes to engage; and (ii) to execute, deliver, and perform its obligations under this Agreement.

     (b) Corporate Authority; No Conflict. The execution, delivery, and
         --------------------------------
     performance by AMD Inc. of this Agreement have been duly authorized by all necessary corporate action (including any necessary shareholder action) on the part of AMD Inc., and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect binding on AMD Inc. (which violation, in the case of performance only, individually or in the aggregate could reasonably be expected to have a material adverse effect on the financial condition, business, operations or prospects of AMD Inc.) or violate the charter of AMD Inc., or (ii) result in a breach of, result in a mandatory prepayment or acceleration of indebtedness evidenced or secured by, or constitute a default under, any indenture or loan or credit agreement, or any other agreement or instrument, to which AMD Inc. is a party or by which AMD Inc. or its properties are bound or affected, or
     (iii) result in or require (in either case except as contemplated by the Operative Documents), the creation or imposition of any encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by AMD Inc., and AMD Inc. is not in default under or in violation of its charter, or any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, award, indenture, agreement, or instrument, which default or violation, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition, business, operations, or prospects of AMD Inc.

     (c) Valid and Binding Obligations. This Agreement constitutes the legal,
         -----------------------------
     valid, and binding obligation of AMD Inc., enforceable against AMD Inc. in accordance with its respective terms, subject, however, to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and except as the enforceability thereof may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or law).

                                   ARTICLE VII
                               Warranty Disclaimer

     (a) AMD Holding covenants and warrants (i) that it will perform substantially, or cause AMD Saxonia to perform substantially, all Services and Design Activity under this Agreement in accordance with the standards and practices of care, skill and diligence customarily observed by similar firms under similar circumstances at the time they are rendered, and (ii) that all Services and Design Activities shall be free of material defects in workmanship.

     (b) THE WARRANTY CONTAINED IN THIS ARTICLE VII IS THE SOLE AND EXCLUSIVE WARRANTY AS TO THE SERVICES AND DESIGN ACTIVITIES RENDERED AND PROVIDED HEREUNDER, AND IS EXPRESSLY IN LIEU OF ANY EXPRESS OR IMPLIED WARRANTIES, IN FACT OR IN LAW, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. AMD HOLDING ASSUMES NO LIABILITY IN TORT OR STRICT LIABILITY, NOR SHALL AMD HOLDING BE LIABLE TO AMD INC. OR ANY SUBSIDIARY OR AFFILIATE THEREOF FOR LOSS OF USE OF SERVICES OR DESIGN ACTIVITY OR ANY OTHER INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES INCURRED BY AMD INC. OR ANY SUBSIDIARY OR AFFILIATE THEREOF. IN NO EVENT SHALL THE LIABILITY OF AMD HOLDING ARISING IN CONNECTION WITH ANY SERVICES OR DESIGN ACTIVITY PROVIDED HEREUNDER EXCEED THE ACTUAL AMOUNT PAID BY AMD INC. TO AMD HOLDING FOR SERVICES OR DESIGN ACTIVITY INVOLVED IN SUCH CLAIM.

                                  ARTICLE VIII
                                  Severability

If any term or provision of this Agreement or the application of this Agreement to any person, entity or circumstance is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remainder of this Agreement shall not be affected, but shall be valid and enforceable as if the invalid term, condition or provision were not a part of this Agreement.


                                   ARTICLE IX
                                    Headings

The headings contained in this Agreement are for convenience of reference only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

                                    ARTICLE X
                                  Force Majeure

     (a) A party to this Agreement shall not be liable for the consequences of any failure to perform, or default in performing, any of its obligations, other than its payment obligations, under this Agreement, if that party can show that such failure is caused by Force Majeure (as defined below).

     (b) Where there has been any such failure, the said failure shall not be considered non-compliance with any term or condition of this Agreement, and all the obligations and times which because of such failure could not be fulfilled shall be deemed to have been suspended while the failure continues. In addition, the party for whom such obligations and/or times have been suspended shall be entitled to take reasonable steps during the pendency of the relevant Force Majeure to limit its losses resulting from such Force Majeure, and following the termination of such Force Majeure such obligations and/or times shall continue to be suspended for such further reasonable period as is necessary for such party to restore its capacity to perform such obligations and/or meet such times.

     (c) For purposes of this Article X, "Force Majeure" means an event which is
                              ---------   -------------
     not within the reasonable control of the party seeking to rely on the existence of Force Majeure, where the adverse effect of such event on such party's compliance with its obligations under this Agreement is not preventable by such party using all reasonable care and diligence. Such events may include, without limitation, the following: acts of war (whether declared or undeclared), invasion, armed conflict, acts of one or more enemy of the United States of America, Germany or any other country or jurisdiction; blockade or embargo, revolution, riot, bombs, insurrection, or other civil disturbance, sabotage, terrorism, or the threat of any of the foregoing, nuclear explosion, radioactive or chemical contamination or ionizing radiation, strikes, lockouts, industrial action or labour disputes, any effect of the natural elements including, without limitation, lightning, fire, earthquake, flood, strike and other unusual or extreme adverse weather, or environmental conditions or actions of the elements, epidemic or plague, loss of or damage to the Design Center and/or machinery, equipment or materials at, for or in transit to the Design Center, acts of God and any events or circumstances analogous to any of the above.

                                   ARTICLE XI
                             Relationship of Parties

AMD Inc. and AMD Holding shall at all times be independent contractors with respect to each other. Nothing in this Agreement shall constitute either party hereto as the partner, joint venturer, employee or agent of the other such party and neither AMD Inc. nor AMD Holding shall act or omit to act in such a way as to suggest the contrary to any third party.

                                   ARTICLE XII
                                   Assignment

This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns; provided, however, that this
                                                    --------
Agreement contemplates personal services of AMD Holding and accordingly neither party hereto shall have the right to transfer or assign its interest in this Agreement or, in the case of AMD Holding, delegate any obligation hereunder, without the prior written consent of both the other party hereto and, prior to the Loan Agreement Termination Date, of the Agent, and provided further that AMD
                                            -----      ----------------
Holding may assign this Agreement to the Agent as security for obligations of
                                         -----
AMD Saxonia under the Loan Agreement and the Agent may further assign this
                                             -----
Agreement to the extent permitted in the proper exercise of the Agent's
                                                                -------
enforcement rights in respect of such security.


                                  ARTICLE XIII
                                     Waivers

No delay or omission in exercise of any right or remedy of either party or any default by the other, and no custom or practice of the parties at variance with the terms of this Agreement, shall impair any right or remedy otherwise available nor shall it be construed as a waiver of any right or remedy. Any waiver by either party of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision. AMD Holding shall have no right to waive any of its rights or remedies under this Agreement without the prior written consent of the Agent.
                                                   -----

                                   ARTICLE XIV
                                Rights Cumulative

The rights, remedies and powers of each of the parties contained in this Agreement are cumulative and not exclusive of any rights, remedies or powers provided to the parties by applicable law. No single or partial exercise by either of the parties hereto of any right, remedy or power under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                                   ARTICLE XV
                                     Notices

All notices and other communications required or permitted to be given to or made upon either party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage pre-paid, return receipt requested, or by pre-paid telex, TWX or telegram, or by pre-paid courier service, or by telecopier, to the respective parties hereto at their respective addresses (or to their respective telex, TWX or telecopier numbers) indicated below, or such other addresses or numbers specified in a notice sent or delivered in accordance with the provisions of this Article XV. Any such notice
                                                    ----------
or communication shall be deemed to be given for purposes of this Agreement on the day that such writing or communication is delivered or, in the case only of a telex, telecopier, TWX or telegram, sent to the intended recipient thereof, with confirmation of receipt, in accordance with the provision of this Article XV, or
                  ----------

If to AMD Inc.:

Advanced Micro Devices, Inc.
One AMD Place
Sunnyvale, California 94088
Attention: General Counsel
Facsimile: (408) 749-3945

If to AMD Holding:

AMD Saxony Holding GmbH
Washingtonstr. 16 A/B
01139 Dresden
Attention: Geschaftsfuhrer
Facsimile: (49) 351-8412-150

with a copy to:

AMD Saxony Manufacturing GmbH
Washingtonstr. 16 A/B
01139 Dresden
Attention: Geschaftsfuhrer
Facsimile: (49) 351-8412-150

and a copy to:

Dresdner Bank AG, as Agent
Dr. Kulz-Ring 10
01067 Dresden
Attention: Direktion
Facsimile: (49) 351-4851350


                                   ARTICLE XVI
                          No Effect on Other Agreements

No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between AMD Inc. and AMD Holding except as specifically provided in any such other agreement.

                                  ARTICLE XVII
                                  Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                                  ARTICLE XVIII
                             Arbitration of Disputes

Arbitration under this Article XVIII shall be the exclusive means for a party to
                       -------------
seek resolution of any dispute arising out of, relating to or connected with this Agreement, except that either party may bring an action before a competent court for the issuance of provisional or protective measures.

     (a) The parties hereto agree to submit any dispute, controversy or claim ("Dispute") arising out of, relating to or in any way connected with this
       -------
     Agreement to final and binding arbitration in the County of Santa Clara, California, under the Commercial Arbitration Rules and Supplementary Procedures for International Commercial Arbitration of the American Arbitration Association ("AAA") then in force except as modified in
                               ---
     accordance with the provisions of this Article XVIII.
                                                    -----

     (b) The arbitral tribunal shall be composed of three arbitrators, one appointed by each party, and the two arbitrators so appointed shall, within 15 days appoint a third arbitrator who shall be chosen from a country other than those of which the parties are nationals, who shall be fluent in English, and who shall act as Chairman of the tribunal.

     (c) In arriving at decisions, the arbitrators shall apply the terms and conditions of this Agreement in accordance with the laws of the State of California.

     (d) The award shall be deemed a U.S. award for purposes of the Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 (the "New York Convention"). The English language shall be used in the arbitral
      -------------------
     proceedings and all exhibits and other evidence in a language other than English shall be accompanied by English translations when submitted into evidence before the arbitral tribunal.

     (e) The arbitrators are empowered to render the following awards in accordance with any provision of this Agreement or any related agreement:
     (i) enjoining a party from performing any act prohibited, or compelling a party to perform any act required, by the terms of this Agreement or any related agreement and any order entered into pursuant to this Agreement and
     (ii) ordering such other legal or equitable relief, including any provisional legal or equitable relief, or specifying such procedures as the arbitrator deems appropriate, to resolve any Dispute submitted for arbitration. The parties shall be entitled to discover all documents and other information reasonably necessary for a full understanding of any legitimate issue raised in the arbitration. They may use all methods of discovery customary under U.S. federal law, including but not limited to depositions, requests for admission, and requests for production of documents. The time periods for compliance shall be set by the arbitrators, who may also set limits on the scope of such discovery. The arbitrators shall not be empowered to award consequential or punitive damages.

     (f) Either party may file an application in any proper court described in
     Article XIX hereof for a provisional remedy in connection with an
     -----------
     arbitrable controversy hereunder, but only upon the ground that the award to which the applicant may be entitled may be rendered ineffectual without provisional relief.

     (g) The arbitrators shall issue to both parties a written explanation in English of the reasons for the award and a full statement of the facts as found and the rules of law applied in reaching the decision.

     (h) Any monetary award shall be made and shall be payable in DM free of any tax or any deduction.

     (i) The award of the arbitral tribunal will be the sole and exclusive remedy between the parties regarding any and all claims and counterclaims with respect to the subject matter of the arbitrated dispute. An award rendered in connection with an arbitration pursuant to this Article XVIII
                                                                 -------------
     shall be final and binding upon the parties, and any judgment upon which an award may be entered and enforced in any court of competent jurisdiction.


                                   ARTICLE XIX
                       Consent to Jurisdiction and Forum:
                           AMD Holding Appointment of
                          Agent for Service of Process

     (a) Subject to Article XVIII, all judicial proceedings brought against
                    -------------
     either party hereto with respect to this Agreement may be brought in the United States District Court for the Northern District of California or in any branch of the Superior Court of the State of California sitting in the City of San Francisco, and by execution and delivery of this Agreement, each such party accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of such courts. In addition, each such party hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such proceedings, and hereby further irrevocably and unconditionally waives and agrees to the fullest extent permitted by law not to plead or claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

     (b) AMD Holding hereby irrevocably appoints CT Corporation Services as its agent to receive on behalf of AMD Holding and its property service of copies of the summons and complaint and any other process which may be served in any proceeding in any state or federal court of competent jurisdiction in the State of California.


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

                                   ARTICLE XX
                                Judgment Currency

The parties hereto agree that, without prejudice to Articles XVII, XVIII and XIX
                                                    --------------------     ---
above:

     (a) if, for purposes of obtaining hereunder an arbitral award or judgment of any court, it is necessary to convert a sum due hereunder in DM into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the prevailing party could purchase DM with such other currency on the Business Day preceding that on which the final award or judgment (as applicable) is given; and

     (b) the obligation of each of the parties hereto in respect of any sum due hereunder from it (the "Payor") to the other party (the "Recipient") shall,
                             -----                            ---------
     notwithstanding any judgment in a currency other than DM, be discharged only to the extent that on the Business Day following receipt by the Recipient of any sum adjudged to be so due in such other currency, the Recipient may, in accordance with normal banking procedures purchase DM with such other currency; in the event that the DM so purchased is less than the sum originally due to the Recipient, the Payor, as a separate obligation and notwithstanding any such judgment or award hereby agrees to indemnify and hold harmless the Recipient against such loss, and if the DM so purchased exceeds the sum originally due to the Recipient, the Recipient shall remit to the Payor the excess.


                                   ARTICLE XX1
                                    Language

This Agreement is in the English language, which language shall be controlling in all respects.


                                  ARTICLE XXII
                                Entire Agreement

This Agreement, the AMD Saxonia Research Agreement, the AMD Holding Wafer Purchase Agreement, the Confidentiality and Intellectual Property Agreement, the License Agreement and that certain Amended and Restated Management Services Agreement, dated as of even date hereof, embody the entire agreement and understanding between the parties with respect to the subject matter hereto. AMD Inc. acknowledges and agrees that it has not relied upon any representation or warranty of the AMD Holding or AMD Saxonia in entering into this Agreement and that this Agreement shall remain in force notwithstanding the breach by AMD Holding of any such representation or warranty.


                                  ARTICLE XXIII
                                  Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                                  ARTICLE XXIV
                                   Amendments

No modifications or amendments to this Agreement shall be binding unless in writing and executed by each of the parties hereto and AMD Inc. and, prior to the Loan Agreement Termination Date, without the prior written consent of the Agent.
-----

                                   ARTICLE XXV
                             European Monetary Union

The European Economic and Monetary Union anticipates the introduction of a single currency and the substitution of the national currencies of Member States participating in the Monetary Union. On the date on which the DM is replaced by the single currency, conversion into such currency shall take effect. The denomination of the original currency shall be retained for so long as this is legally permissible. Conversions shall be based on the officially fixed rate of conversion. Neither the introduction of the single currency nor the substitution of the national currencies of the Member States participating in European Monetary Union nor the fixing of the official rate of conversion nor any economic consequences that arise from any of the aforementioned events or in connection with European Monetary Union shall give rise to any right to terminate prematurely, contest, cancel, rescind, modify, or renegotiate this Agreement or any of its provisions or to raise any other objections and/or exceptions or to assert any claims for compensation. This Agreement shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate originals as of the date first written above by causing their duly authorized representatives to sign below.


AMD SAXONY HOLDING GMBH                      ADVANCED MICRO DEVICES, INC.

By: /s/Marvin D. Burkett                     By: /s/Marvin D. Burkett
   ------------------------------               ------------------------------

Its: _____________________________           Its: ______________________________

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